CERTIFICATE OF MERGER OF



                             ATLANTIC ENERGY, INC.,

                           a New Jersey Corporation,



                                 with and into



                                CONECTIV, INC.,

                             a Delaware Corporation

------------------------------------------------------------------------------





TO:  	Secretary of State

	State of New Jersey





	Pursuant to the pertinent provisions of Chapter 10 of the New

Jersey Business Corporation Act (hereinafter referred to as the "Act"), the undersigned corporations hereby execute the following Certificate of

Merger.



                                   ARTICLE I

                                   ---------

	Atlantic Energy, Inc. ("Atlantic"), a corporation organized and existing under the laws of the State of New Jersey, shall be merged with and into Conectiv, Inc., a corporation organized and existing under the laws of the State of Delaware and qualified to do business in the State of

New Jersey, which is designated as the surviving corporation (hereinafter referred to as the "Surviving Corporation").  The name of the Surviving

Corporation shall be changed to "Conectiv" in Delaware pursuant to Sections

102(a) and 252 of the Delaware General Corporation Law (the "Delaware

GCL"), and shall continue to use the name "Conectiv, Inc." in New Jersey pursuant to the requirements of the Act, in particular, Section 14A:2-2 of the Act.

                                   ARTICLE II

                                   ----------

	The Agreement and Plan of Merger set forth in Exhibit A hereto

(the "Plan") was approved by the Board of Directors of Atlantic on August

9, 1996.  The Plan was amended and restated and such amendment and restatement was approved by the Board of Directors of Atlantic on December

8, 1996 in accordance with the requirements of Sections 14A:10-1 and

14A:10-7 of the Act.  The Plan was approved by the Shareholders of Atlantic on January 30, 1997.  The Plan was approved by the Board of Directors of

Conectiv, Inc. on August 9, 1996.  The Plan was amended and restated and such amendment and restatement was approved by the Board of Directors of

Conectiv, Inc. on December 8, 1996.  The Plan was unanimously approved by the stockholders of Conectiv, Inc. on December 8, 1996.  The Plan was

amended by the Boards of Directors of Atlantic and Conectiv, Inc. by

amendment dated August 12, 1997.



                                  ARTICLE III

                                  -----------

	As to Atlantic, the number of shares entitled to vote was as follows:





                                                      Total Number of     Total Number of

  Name of Corporation      Total Number of Shares     Shares Voting in     Shares Voting

   - Class of Stock           Entitled to Vote             Favor               Against

   ----------------           ----------------             -----               -------


Atlantic Energy, Inc.

 - Common Stock                   52,704,052             37,843,067           1,539,886



Conectiv, Inc.

 - Common Stock                          500                    500                   -


                                   ARTICLE IV

                                   ----------

	The merger shall take effect at 12:01 a.m. on March 1, 1998.



                                   ARTICLE V

                                   ---------

	Such Merger shall be in compliance with all of the applicable provisions of the Delaware GCL with respect to such Merger as well as the applicable filing and recording requirements under the Delaware GCL.



                                   ARTICLE VI

                                   ----------

	The Surviving Corporation does hereby agree that it may be served with process in the State of New Jersey in any proceeding for enforcement of any obligation of Atlantic in New Jersey, as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger provided for herein.  The Surviving Corporation does hereby irrevocably appoint the Secretary of State of the State of New Jersey as its agent to accept service of process in any such proceeding and does hereby specify the following address without the State of New Jersey to which a copy of such process shall be mailed by the Secretary of State of the State of New

Jersey:

		Conectiv

		800 King Street

		Wilmington, Delaware 19801



                                  ARTICLE VII

                                  -----------

	The Surviving Corporation does hereby agree that it will promptly pay to the dissenting shareholders of Atlantic, if any, the amount, if any,

to which they shall be entitled under the provisions of the Act with respect to the rights of dissenting shareholders.

	IN WITNESS WHEREOF, each of the undersigned corporations has caused this Certificate of Merger to be executed in its name by its duly authorized officer, as of the 27th day of February, 1998.



					CONECTIV, INC.









                                        By:/s/ Barbara S. Graham

                                           ---------------------

					   Barbara S. Graham

					   President









					ATLANTIC ENERGY, INC.









                                        By:/s/ Jerrold L. Jacobs

                                           ---------------------

					   Jerrold L. Jacobs

					   Chairman and Chief Executive

					   Officer